EXHIBIT 10.1

NYTEX ENERGY HOLDINGS, INC.

2013 EQUITY INCENTIVE PLAN

1.             Purpose

This Plan is intended to encourage ownership of Common Stock by employees, consultants and directors of the Company and its Affiliates and to provide additional incentive for them to promote the success of the Company’s business. The Plan is intended to be an incentive stock option plan within the meaning of Section 422 of the Code to the extent that Incentive Options are granted hereunder, but not all Options granted hereunder are required to be Incentive Options. The Plan also permits the grant of other Awards as described herein.

2.             Definitions

As used in the Plan the following terms shall have the respective meanings set out below, unless the context clearly requires otherwise:

2.1          “409A Award” means an Award that constitutes a “nonqualified deferred compensation plan” as defined under Code Section 409A.

2.2          “Accelerate”, “Accelerated”, and “Acceleration”, when used with respect to an Option or Stock Appreciation Right, means that as of the time of reference such Option or Stock Appreciation Right will become exercisable with respect to some or all of the Shares for which it was not then otherwise exercisable by its terms.

2.3          “Affiliate” means any Parent Company or Subsidiary Company, whether now existing or hereafter established.

2.4          “Amendment Approval Date” means the date on which the Company’s stockholders approve this Plan as amended and restated.

2.5          “Award” means any grant pursuant to the Plan of an Option, Stock Appreciation Right, Performance Share, Performance Unit, Restricted Stock, Restricted Stock Unit, Share or any other type of award permitted under the Plan.

2.6           “Award Agreement” means an agreement between the Company and the recipient of an Award, or other notice of grant of an Award, setting forth the terms and conditions of the Award.

2.7          “Board” means the Company’s board of directors, or its authorized delegate.

2.8          “Change of Control” means, with respect to an Award that is not a 409A Award, the occurrence of any of the following after the date of the approval of the Plan by the Board:

(a) any person or group of persons (within the meaning of Section 13(d)(3) of the Exchange Act) directly or indirectly acquires, including but not limited to by means of a merger or consolidation, beneficial ownership (determined pursuant to Rule 13d-3 promulgated under the Exchange

Act) of securities possessing more than 50% of the total combined voting power of the Company’s outstanding securities, other than (i) the Company or an Affiliate, (ii) an employee benefit plan of the Company or any of its Affiliates, or (iii) an underwriter temporarily holding securities pursuant to an offering of such securities, or

(b)           over a period of thirty-six (36) consecutive months or less, there is a change in the composition of the Board such that a majority of the Board members (rounded up to the next whole number, if a fraction) ceases, by reason of one or more proxy contests for the election of Board members, to be composed of individuals who either (i) have been Board members continuously since the beginning of that period, or (ii) have been elected or nominated for election as Board members during such period by at least a majority of the Board members described in the preceding clause (i) who were still in office at the time that election or nomination was approved by the Board, or

(c)           a sale, transfer or other disposition of all or substantially all of the Company’s assets to one or more other persons in a single transaction or series of related transactions (other than to an Affiliate of the Company), or

(d)           stockholder approval of a plan of liquidation or dissolution of the Company.

The determination of whether a Change of Control has occurred with respect to an Award that is not a 409A Award shall be made by the Board in its sole and absolute discretion.

With respect to a 409A Award, the term “Change of Control” means the occurrence of any of the following after the date of the approval of the Plan by the Board:

(i)            any one person, or more than one person acting as a group, acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company;

(ii)           any one person, or more than one person acting as a group, acquires (or has acquired during any twelve (12) month period) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company;

(iii)          a majority of the members of the Board is replaced during any twelve (12) month period by directors whose appointment is not endorsed by a majority of the members of the Board before the date of the appointment or election; or

(iv)          any one person, or more than one person acting as a group, acquires (or has acquired during any twelve (12) month period) assets from the Corporation that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions.

The determination of whether a Change of Control has occurred with respect to a 409A Award shall be made by the Board in accordance with the provisions of Code Section 409A and the regulations promulgated thereunder.

2.9          “Code” means the Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto, and any regulations issued from time to time thereunder.

2.10        “Committee” means the Compensation Committee of the Board, which in general is responsible for the administration of the Plan, as provided in Section 5 of this Plan, and which shall be composed solely of two or more directors, each of whom qualifies as a “non-employee director” within the meaning of Rule 16b-3, promulgated under the Exchange Act, and as an “outside director” within the meaning of Code Section 162(m). For any period during which no such committee is in existence, “Committee” shall mean the Board and all authority and responsibility assigned to the Committee under the Plan shall be exercised, if at all, by the Board.

2.11        “Common Stock” means common stock, par value $0.001 per share, of the Company.

2.12        “Company” means NYTEX Energy Holdings, Inc., a corporation organized under the laws of the State of Delaware, or any successor thereto.

2.13        “Exchange Act” means the Securities Exchange Act of 1934, as amended. Any reference to a specific provision of the Exchange Act includes any successor provision and the regulations and rules promulgated under such provision.

2.14        “Grant Date” means the date as of which an Option or Stock Appreciation Right is granted, as determined under Section 7.2.

2.15        “Incentive Option” means an Option which by its terms is intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Code.

2.16        “Market Value” means the value of a Share on a particular date determined by such methods or procedures as may be established by the Committee. Unless otherwise determined by the Committee, the Market Value of Common Stock as of any date is the closing price per Share as reported on the OTCBB, the NASDAQ Global Market (or on any other national securities exchange on which the Common Stock is then listed) for that date or, if no closing price is reported for that date, the closing price on the next preceding date for which a closing price was reported.

2.17        “Nonstatutory Option” means any Option that is not an Incentive Option.

2.18        “Option” means an option to purchase Shares, which for purposes of this Plan may include Incentive Options or Nonstatutory Options.

2.19        “Optionee” means a person who has been granted and holds an outstanding Option or Stock Appreciation Right.

2.20        “Parent Company” means any entity (other than the Company) in an unbroken chain of entities ending with the Company, provided each entity in the unbroken chain (other than the Company) owns, at the time of the determination, ownership interests possessing fifty percent (50%) or more of the total combined voting power of all classes of ownership interests in one of the other entities in such chain; provided, however, that with respect to an Award of an Incentive Option, the term “Parent Company” shall refer solely to an entity that is taxed under Federal income tax laws as a corporation.

2.21        “Participant” means an eligible individual under Section 6.1 who has been granted and holds an outstanding Award.

2.22         “Performance Goals” means any goals the Committee establishes that relate to one or more of the following with respect to the Company or any one or more Affiliates or business units: net income; operating income; income from continuing operations; net sales; cost of sales; revenue; gross income; earnings (including before taxes, and/or interest and/or depreciation and amortization); net earnings per share (including diluted earnings per share); price per share; cash flow; net cash provided by operating activities; net cash provided by operating activities less net cash used in investing activities;

net operating profit; pre-tax profit; ratio of debt to debt plus equity; return on stockholder equity; total stockholder return; return on capital; return on assets; return on equity; return on investment; return on revenues; operating working capital; working capital as a percentage of net sales; cost of capital; average accounts receivable; economic value added; performance value added; customer satisfaction; customer loyalty and/or retention; market share; cost structure reduction; cost savings; operating goals; operating margin; profit margin; sales performance; comparable store sales; and internal revenue growth. As to each Performance Goal, the relevant measurement of performance shall be computed in accordance with generally accepted accounting principles to the extent applicable, but, unless otherwise determined by the Committee and to the extent consistent with Code Section 162(m), will exclude the effects of the following: (i) charges for reorganizing and restructuring; (ii) discontinued operations; (iii) asset write-downs; (iv) gains or losses on the disposition of an asset; (v) mergers, acquisitions or dispositions; and (vi) extraordinary, unusual and/or non-recurring items of gain or loss, that in all of the foregoing the Company identifies in its audited financial statements, including notes to the financial statements, or the Management’s Discussion and Analysis section of the Company’s annual report. In addition, in the case of Awards that the Committee determines at the date of grant will not be considered “performance- based compensation” under Code Section 162(m), the Committee may select other Performance Goals, including individual goals, not listed in this Plan. Where applicable, the Performance Goals may be expressed, without limitation, in terms of attaining a specified level of the particular criterion or the attainment of an increase or decrease (expressed as absolute numbers or a percentage) in the particular criterion or achievement in relation to a peer group or other index. The Performance Goals may include a threshold level of performance below which no payment will be made (or no vesting will occur), levels of performance at which specified payments will be paid (or specified vesting will occur), and a maximum level of performance above which no additional payment will be made (or at which full vesting will occur).

2.23        “Performance Shares” means the right to receive Shares to the extent Performance Goals are achieved.

2.24        “Performance Units” means the right to receive cash and/or Shares valued in relation to a unit that has a designated dollar value or the value of which is equal to the Market Value of one or more Shares, to the extent Performance Goals are achieved.

2.25        “Plan” means this 2013 Equity Incentive Plan of the Company, as amended and in effect from time to time, and including any attachments or addenda hereto.

2.26        “Restricted Stock” means Shares that are subject to a risk of forfeiture and/or restrictions on transfer, which may lapse upon the achievement or partial achievement of Performance Goals and/or upon the completion of a period of service.

2.27        “Restricted Stock Unit” means the right to receive cash and/or Shares the value of which is equal to the Market Value of one Share.

2.28        “Rule 16b-3” means Rule 16b-3 as promulgated under the Exchange Act.

2.29        “Section 16 Participants” means Participants who are subject to the provisions of Section 16 of the Exchange Act.

2.30        “Securities Act” means the Securities Act of 1933, as amended. Any reference to a specific provision of the Securities Act includes any successor provision and the regulations and rules promulgated under such provision.

2.31        “Share” means a share of Common Stock.

2.32        “Stock Appreciation Right” means the right of a Participant to receive cash, and/or Shares with a Market Value, equal to the appreciation of the Market Value of a Share during a specified period of time.

2.33        “Subsidiary Company” means any entity (other than the Company) in an unbroken chain of entities beginning with the Company, provided each entity (other than the last entity) in the unbroken chain owns, at the time of the determination, stock possessing fifty percent (50%) or more of the total combined voting power of all classes of ownership interests in one of the other entities in such chain; provided, however, that with respect to an Award of an Incentive Option, the term “Subsidiary Company” shall refer solely to an entity that is taxed under Federal income tax laws as a corporation.

2.34        “Ten Percent Owner” means a person who owns, or is deemed within the meaning of Section 422(b)(6) of the Code to own, stock possessing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company (or any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code). Whether a person is a Ten Percent Owner shall be determined with respect to an Option based on the facts existing immediately prior to the Grant Date of the Option.

3.             Term of the Plan

Unless the Plan shall have been earlier terminated by the Board, Awards may be granted under this Plan at any time in the period commencing on the effective date of approval of the Plan by the Board and ending on the earlier of the date when all Shares reserved for issuance have been issued or the 10th anniversary of the effective date of approval of the Plan by the Board. Notwithstanding the foregoing, Incentive Options shall not be granted under this Plan unless this Plan is approved by the stockholders of the Company within twelve (12) months following the effective date of approval of the Plan by the Board.  Awards granted pursuant to the Plan within such period shall not expire solely by reason of the termination of the Plan.

4.             Stock Subject to the Plan

4.1          Subject to the provisions of Section 9 of the Plan, an aggregate of 20,000,000 Shares are reserved for issuance under this Plan. Shares issued pursuant to the Plan may be either authorized but unissued Shares or Shares held by the Company in its treasury. The aggregate number of Shares reserved under this Section 4.1 shall be reduced by the maximum number of Shares, if any, that may be payable under an Award as determined at the time of grant. The maximum number of Shares the Company may issue upon the exercise of Incentive Options shall be 20,000,000. For purposes of determining the aggregate number of Shares reserved for issuance under this Plan, any fractional Share issued under an Award shall be rounded to the next highest full Share.

4.2          If (i) an Award lapses, expires, terminates or is cancelled without the issuance of Shares under the Award (whether due currently or on a deferred basis), (ii) the Committee determines during or at the conclusion of the term of an Award that all or some portion of the Shares with respect to which the

Award was granted will not be issued on the basis that the conditions for such issuance will not be satisfied, (iii) Shares are forfeited under an Award or (iv) Shares are issued under any Award and the Company subsequently reacquires them pursuant to rights reserved upon the issuance of the Shares, then such Shares shall be added back to this Plan’s reserve (in the same number as they depleted the reserve) and may again be used for new Awards under this Plan; provided that Shares added back pursuant to clause (iv) may not be issued pursuant to Incentive Options. Notwithstanding the foregoing, in no event shall the following Shares be added back to this Plan’s reserve: Shares tendered or withheld in payment of the exercise price of an outstanding Option; Shares tendered or withheld to satisfy federal, state or local tax withholding obligations; and Shares purchased by the Company using proceeds from Option exercises.

5.             Administration

5.1          The Plan shall be administered by the Committee; provided, however, that at any time and on any one or more occasions the Board may itself, subject to the requirements of Code Section 162(m), exercise any of the powers and responsibilities assigned the Committee under the Plan and when so acting shall have the benefit of all of the provisions of the Plan pertaining to the Committee’s exercise of its authorities hereunder. In addition to the authority specifically granted to the Committee in this Plan, the Committee’s administrative authority shall include, without limitation, the authority to: (i) interpret the provisions of this Plan and any Award Agreement, (ii) prescribe, amend and rescind rules and regulations relating to this Plan, (iii) correct any defect, supply any omission, or reconcile any inconsistency in the Plan or any Award Agreement in the manner and to the extent it deems desirable to carry this Plan or such Award into effect and (iv) make all other determinations necessary or advisable for the administration of this Plan. All Committee determinations shall be made in the sole discretion of the Committee and are final and binding on all interested parties.

5.2          To the extent applicable law permits, the Board may delegate to another committee of the Board, or the Committee may delegate to one or more officers of the Company, any or all of the authority and responsibility of the Committee; provided, however, that no such delegation is permitted with respect to Awards made to Section 16 Participants at the time any such delegated authority or responsibility is exercised unless the delegation is to another committee of the Board consisting entirely of two or more “non-employee directors” within the meaning of Rule 16b-3 promulgated under the Exchange Act; and provided further that the Committee may delegate to an officer the authority to grant Awards hereunder only in accordance with such guidelines as the Committee shall set forth at any time or from time to time and only if such Awards are not intended to qualify as performance-based compensation under Code Section 162(m). If the Board or the Committee has made such a delegation, then all references to the Committee in this Plan include such other committee or one or more officers to the extent of such delegation.

6.             Authorization and Eligibility of Grants

6.1 Eligibility; Individual Award Limits. The Committee may grant from time to time and at any time prior to the termination of the Plan one or more Awards, either alone or in combination with any other Awards, to any employee of or consultant to one or more of the Company and its Affiliates or to any non-employee member of the Board or of any board of directors (or similar governing authority) of any Affiliate. However, only employees of the Company, and of any parent or subsidiary corporations of the Company, as defined in Sections 424(e) and (f), respectively, of the Code, shall be eligible for the grant of an Incentive Option. Further, subject in each case to adjustment pursuant to Section 9 of the Plan, in no event shall a Participant be granted Awards that could result in such Participant:

(a)          receiving Options for, and/or Stock Appreciation Rights with respect to, more than 250,000 Shares during any fiscal year of the Company;

(b)          receiving Awards of Restricted Stock and/or Restricted Stock Units relating to more than 250,000 Shares during any fiscal year of the Company;

(c)           receiving, with respect to any Awards of Performance Shares and/or Performance Units with performance periods beginning in the same fiscal year of the Company and the value of which is based on the Market Value of a Share, payment of an aggregate of more than 250,000 Shares; or

(d)           receiving other Common Stock based Awards pursuant to Section 8.1 relating to more than 250,000 Shares during any fiscal year of the Company.

In all cases, to the extent Code Section 162(m) is applicable, determinations under this Section 6.1 should be made in a manner that is consistent with the exemption for performance-based compensation that Code Section 162(m) provides.

6.2          General Terms of Awards. Each grant of an Award shall be subject to all applicable terms and conditions of the Plan (including but not limited to any specific terms and conditions applicable to the type of Award set forth in the following sections), and such other terms and conditions, not inconsistent with the terms of the Plan, as the Committee may prescribe. No prospective recipient of an Award shall have any rights with respect to an Award unless and until such recipient has complied with the applicable terms and conditions of such Award, including, if required by the Award, executing an Award Agreement evidencing the Award and delivering a fully executed copy thereof to the Company.

6.3          Repricing Prohibited. Notwithstanding anything in this Plan to the contrary, and except for the adjustments provided in Section 9, neither the Committee nor any other person may decrease the exercise price for any outstanding Option or Stock Appreciation Right after the Grant Date, cancel an outstanding Option or Stock Appreciation Right in exchange for cash (other than cash equal to the excess of the Market Value of the Shares to which such Option or Stock Appreciation Right relates at the time of cancellation over the exercise price for such Shares), allow a Participant to surrender an outstanding Option or Stock Appreciation Right to the Company as consideration for the grant of a new Option or Stock Appreciation Right with a lower exercise price, or grant an Award in substitution for a cancelled or surrendered Option or Stock Appreciation Right.

6.4          Non-Transferability. Except as otherwise provided in this Section 6.4, Awards shall not be transferable, and no Award or interest therein may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. Except as otherwise provided in this Section 6.4, all of an Optionee’s rights in any Option or Stock Appreciation Rights may be exercised during the life of the Optionee only by the Optionee or the Optionee’s legal representative. However, the Committee may, at or after the grant of a Nonstatutory Option, provide that such Option may be transferred by the recipient to a family member; provided, however, that any such transfer is without payment of any consideration whatsoever and that no transfer of an Option shall be valid unless first approved by the Committee, acting in its sole discretion. For this purpose, “family member” means any child, stepchild, grandchild, parent, grandparent, stepparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in- law, including adoptive relationships, any person sharing the Optionee’s household (other than a tenant or employee), a trust in which the foregoing persons have more than fifty percent (50%) of the beneficial interests, a foundation in which the foregoing persons (or the Optionee) control the management of assets, and any other entity in which these persons (or the Optionee) own more than fifty percent (50%) of the voting interests.

7.             Specific Terms of Options and Stock Appreciation Rights

7.1          Number of Shares. The Committee will determine the number of Shares subject to an Option or Stock Appreciation Right, subject to the limits specified elsewhere in this Plan, and, in the case of a Stock Appreciation Right, whether the Stock Appreciation Right will be settled in cash, Shares or a combination thereof.

7.2          Date of Grant. The granting of an Option or Stock Appreciation Right shall take place at the time specified in the Award Agreement; provided that the Grant Date of an Option or Stock Appreciation Right may not be any day prior to the date that the Committee approves the grant.

7.3          Exercise Price. The price at which Shares may be acquired under each Incentive Option shall be not less than one hundred percent (100%) of the Market Value of Common Stock on the Grant Date, or not less than one hundred ten percent (110%) of the Market Value of Common Stock on the Grant Date if the Optionee is a Ten Percent Owner. The exercise price per Share of each Nonstatutory Option or Stock Appreciation Right shall be not less than one hundred percent (100%) of the Market Value of Common Stock on the Grant Date.

7.4          Option Period. No Incentive Option may be exercised on or after the tenth anniversary of the Grant Date, or on or after the fifth anniversary of the Grant Date if the Optionee is a Ten Percent Owner. No Nonstatutory Option or Stock Appreciation Right may be exercised on or after the tenth anniversary of the Grant Date.

7.5          Vesting and Exercisability. An Option or a Stock Appreciation Right may be immediately vested and exercisable or become vested and exercisable in such installments, cumulative or non-cumulative, as the Committee may determine. In the case of an Option or Stock Appreciation Right not otherwise immediately vested or exercisable in full, the Committee may Accelerate such Option or Stock Appreciation Right in whole or in part at any time; provided, however, that in the case of an Incentive Option, any such Acceleration of such Incentive Option would not cause such Incentive Option to fail to comply with the provisions of Section 422 of the Code unless the Optionee consents to such Acceleration. If a Stock Appreciation Right is granted in relation to an Option, then unless otherwise determined by Committee, the Stock Appreciation Right shall be vested and exercisable and terminate at the same time or times, on the same conditions and to the same extent and in the same proportion, that the related Option becomes vested and exercisable or terminates and with respect to all or part of the Shares subject to the related Option.

7.6          Effect of Termination of Employment, Consulting or Board Member Relationship.         Unless the Committee shall provide otherwise with respect to any Option or Stock Appreciation Right in an Award Agreement or otherwise, if the Optionee’s employment, consulting, Board member relationship or other association with the Company and its Affiliates ends for any reason, including because an entity with which the Optionee has an employment, consulting or Board member relationship ceases to be an Affiliate of the Company, any outstanding Option held by an Optionee shall cease to be exercisable in any respect not later than ninety (90) days following that event and, for the period it remains exercisable following that event, shall be exercisable only to the extent exercisable at the date of that event.

7.7          Method of Exercise. An Option or Stock Appreciation Right may be exercised by an Optionee giving written notice to the Company, in the manner provided in Section 18, specifying the number of Shares with respect to which the Option or Stock Appreciation Right is then being exercised. With respect to an Option, the notice shall be accompanied by payment in the form of cash or check payable to the order of the Company in an amount equal to the exercise price of the Shares to be purchased, or, subject in each instance to the Committee’s approval, acting in its sole discretion, and to such conditions, if any, as the Committee may deem necessary to avoid adverse accounting effects to the Company,

(a)          by delivery to the Company of unrestricted Shares having a Market Value equal to the exercise price of the Shares to be purchased, or

(b)          by surrender of the Option as to all or part of the Shares for which the Option is then exercisable in exchange for Shares having an aggregate Market Value equal to the difference between (1) the aggregate Market Value of the surrendered portion of the Option, and (2) the aggregate exercise price under the Option for the surrendered portion of the Option.

If the Common Stock is traded on an established market, payment of any exercise price may also be made through and under the terms and conditions of any formal cashless exercise program authorized by the Company entailing the sale of the Common Stock subject to any Option in a brokered transaction (other than to the Company). Receipt by the Company of such notice and payment in any authorized means shall constitute the exercise of the Option. Within thirty (30) days thereafter but subject to the remaining provisions of the Plan, the Company shall deliver or cause to be delivered to the Optionee or his agent a certificate or certificates (or shall cause an appropriate book entry to be made) for the number of shares then being purchased or, with respect to any Stock Appreciation Right settled in cash, a cash payment to the Optionee. Such Shares shall be fully paid and nonassessable.

7.8          Limit on Incentive Option Characterization. An Incentive Option shall be considered to be an Incentive Option only to the extent that the number of Shares for which the Option first becomes exercisable in a calendar year, along with the number of Shares for which Incentive Options previously granted to the Optionee first become exercisable in the same calendar year, do not have an aggregate Market Value (as of the Grant Date of the respective Option) in excess of the “current limit”. The current limit for any Optionee for any calendar year shall be $100,000. Any Shares that would cause the foregoing limit to be violated shall be deemed to have been granted under a separate Nonstatutory Option, otherwise identical in its terms to those of the Incentive Option.

7.9          Notification of Disposition. Each person exercising any Incentive Option granted under the Plan shall be deemed to have covenanted with the Company to report to the Company any disposition of such Shares issued upon such exercise prior to the expiration of the holding periods specified by Section 422(a)(1) of the Code and, if and to the extent that the realization of income in such a disposition imposes upon the Company federal, state, local or other withholding tax requirements, or any such withholding is required to secure for the Company an otherwise available tax deduction, to remit to the Company an amount in cash sufficient to satisfy those requirements.

7.10        Rights Pending Exercise. No person holding an Option shall be deemed for any purpose to be a stockholder of the Company with respect to any of the Shares issuable pursuant to his Option, except to the extent that the Option shall have been exercised with respect thereto and, in addition, a certificate shall have been issued therefor and delivered to such holder or his agent (or an appropriate book entry made and evidence provided thereof).

8.                                     Performance and Stock Awards.

Subject to the terms of this Plan, the Committee will determine all terms and conditions of each Award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, including but not limited to: (a) the number of Shares and/or units to which such Award relates; (b) whether, as a condition for the Participant to realize all or a portion of the benefit provided under the Award, one or more Performance Goals must be achieved during such period as the Committee specifies; (c) the length of the vesting and/or performance period and, if different, the date on which payment of the benefit provided under the Award will be made, which, for 409A Awards, must be permissible distribution events under Code Section 409A; (d) with respect to Performance Units, whether to measure the value of each unit in relation to a designated dollar value or the Market Value of one or more Shares; and (e) with respect to Performance Shares, Performance Units and Restricted Stock Units, whether to settle such Awards in cash, in Shares (including Restricted Stock), or in a combination of cash and Shares. Notwithstanding the foregoing, subject to the provisions of Section 9, no condition or vesting provision applicable to an Award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units that is based on performance criteria shall be based on performance over a period of less than one year, and no condition or vesting provision applicable to such an Award that is based upon continued service or the passage of time shall provide for vesting in less than pro rata installments over three years from the date the Award is made, other than with respect to such Awards that are issued upon exercise or settlement of Options or Stock Appreciation Rights.

9.                                     Adjustment Provisions

9.1          Adjustment for Corporate Actions. Subject to the provisions of Section 9.2, if the outstanding Shares (or any other securities covered by the Plan by reason of the prior application of this Section) are increased, decreased, or exchanged for a different number or kind of shares or other securities, or if additional shares or new or different shares or other securities are distributed with respect to such Shares or other securities, in each case through merger, consolidation, sale of all or substantially all the property of the Company, reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split, or other distribution with respect to such Shares or other securities, then the Committee shall, in such manner as it may deem equitable, make an appropriate and proportionate adjustment in (i) the maximum numbers and kinds of Shares provided in Section 4 and Section 6.1, (ii) the numbers and kinds of shares or other securities subject to the then outstanding Awards, and (iii) the exercise price for each share or other unit of any other securities subject to then outstanding Awards (without change in the aggregate exercise price as to which such Awards remain exercisable).

9.2          Adjustment of Awards Upon the Occurrence of Certain Other Unusual or Nonrecurring Events. In the event of any corporate action not specifically covered by the preceding Section, including but not limited to a corporate liquidation, the Committee shall make such adjustment of outstanding Awards and their terms, if any, as it, in its sole discretion, may deem equitable and appropriate in the circumstances, including adjustments to the terms described in subsections (i)-(iv) in Section 9.1. The Committee may make adjustments in the terms and conditions of, and the criteria

(including any Performance Goals) included in, Awards in recognition of unusual or nonrecurring events (including, without limitation, the events described in this Section) affecting the Company or the financial statements of the Company or of changes in applicable laws, regulations, or accounting principles, whenever the Committee determines that such adjustments are appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan. Notwithstanding anything to the contrary in this Section 9, the Committee shall be permitted to adjust the Performance Goals relating to an Award only to the extent such discretion does not cause an Award that is intended to qualify as performance-based compensation under Code Section 162(m) to lose its status as such.

9.3                              Change of Control.

(a)                                       If a Participant has in effect an employment, retention, change of control, severance or similar agreement with the Company or any Affiliate that provides a more favorable result for the Participant’s Awards upon a Change of Control than is provided by subsection (b), then the terms of such agreement shall apply to the Participant’s Awards.

(b)                                Except as provided by subsection (a), in the event of a Change of Control:

(1) If the purchaser, successor or surviving corporation (or parent thereof) (the “Survivor”) desires to assume an Award, or issue a replacement award of the same type with similar terms and conditions, then the Award shall be so assumed or replaced and shall be subject to the following: (x) one-half of the outstanding Award, to the extent not already vested, shall be vested as of the date immediately prior to the date of the Change of Control (assuming, for any Awards the vesting of which is contingent on the attainment of one or more Performance Goals, that performance had been met at the target level), and (y) the remaining portion of the Award shall vest in accordance with the terms of the Award, provided that if the Participant is involuntarily terminated from service without Cause within two years following the Change of Control, then any portion of the Participant’s Award that is not then vested shall vest in full on the date immediately preceding the date of such termination of employment (assuming, for any Awards the vesting of which is contingent on the attainment of one or more Performance Goals, that performance had been met at the target level). If applicable, each Award which is assumed by the Survivor shall be appropriately adjusted, immediately after such Change of Control, to apply to the number and class of securities which would have been issuable to the Participant upon the consummation of such Change of Control had the Award been exercised, vested or earned immediately prior to such Change of Control, and other appropriate adjustments in the terms and conditions of the Award shall be made.

(2) To the extent the Survivor does not assume an Award or issue a replacement award as provided in clause (1), then immediately prior to the date of the Change of Control:

(A)          Each Option or SAR that is then held by a Participant who is employed by or in the service of the Company or an Affiliate shall become immediately and fully vested, and all Options and SARs shall be cancelled on the date of the Change of Control in exchange for a cash payment equal to the excess of the

Change of Control price of the Shares covered by the Option or SAR that is so cancelled over the exercise price of such Shares under the Award. For clarity, if such excess is $0, then the Award shall be cancelled without payment therefor.

(B)         Each Award of Shares, Restricted Stock, or Restricted Stock Units, the vesting of which is not contingent on the attainment of any Performance Goals, shall vest in full and shall be cancelled in exchange for a cash payment equal to the Change of Control price of the Shares covered by the Award.

(C)          Each Award of Shares, Restricted Stock, Restricted Stock Units, Performance Shares or Performance Units, the vesting of which is contingent on the attainment of any Performance Goals, shall be cancelled in exchange for a cash payment equal to the product of (1) the value payable to the Participant under his Award assuming that performance was met at the higher of the target level or at the level that would be achieved as of the end of the performance period if achievement of the goals had continued at the rate in effect as of the date of the Change of Control, as determined by the Committee and (2) a fraction, the numerator of which is the number of days after the first day of the performance period on which the Change of Control occurs and the denominator of which is the number of days in the relevant performance period.

(D)          All other Awards that are not vested shall vest and if an amount is payable under such vested Award, such amount shall be paid in cash based on the value of the Award.

All amounts payable under this Section 9.3(b) shall be paid in cash within thirty (30) days following the date of the Change of Control.

If the value of an Award is based on the Market Value of a Share, Market Value shall be deemed to mean the per share Change of Control price. The Committee shall determine the per share Change of Control price paid or deemed paid in the Change of Control transaction.

9.4         Related Matters. Any adjustment in Awards made pursuant to this Section 9 shall be determined and made, if at all, by the Committee, acting in its sole discretion, and shall include any correlative modification of terms, including, in the case of Options and Stock Appreciation Rights, of exercise prices, rates of vesting or exercisability, which the Committee may deem necessary or appropriate so as to ensure that the rights of the Participants in their respective Awards are not substantially diminished nor enlarged as a result of the adjustment and corporate action other than as expressly contemplated in this Section 9. No fractional Shares or other securities may be issued or delivered pursuant to this Plan, and the Committee may determine whether cash, other securities or other property will be paid or transferred in lieu of any fractional Shares or other securities, or whether such fractional Shares or other securities or any rights to fractional Shares or other securities will be canceled, terminated or otherwise eliminated. No adjustment of an Option or Stock Appreciation Right exercise price per share pursuant to this Section 9 shall result in an exercise price that is less than the par value of the Common Stock.

10.                              Settlement of Awards

10.1       In General. Awards shall be settled in accordance with their terms.

10.2       Requirements of Law and Securities Exchanges. The granting of Awards and the issuance of Shares in connection with an Award are subject to all applicable laws, rules and regulations and to such approvals by any governmental agencies or national securities exchanges as may be required. Notwithstanding any other provision of this Plan or any Award Agreement, the Company has no liability to deliver any Shares under this Plan or make any payment unless such delivery or payment would comply with all applicable laws and the applicable requirements of any securities exchange or similar entity, and unless and until the Participant has taken all actions required by the Company in connection therewith. The Company may impose such restrictions on any Shares issued under the Plan as the Company determines necessary or desirable to comply with all applicable laws, rules and regulations or the requirements of any national securities exchanges. In addition, the Company may cause a legend or legends to be put on any certificates representing Shares or appropriate stop-transfer entries made with respect to book-entry Shares to make appropriate reference to such restrictions.

10.3       Corporate Restrictions on Rights in Common Stock. Any Common Stock to be issued pursuant to Awards granted under the Plan shall be subject to all restrictions upon the transfer thereof which may be now or hereafter imposed by the Certificate of Incorporation and the By-Laws of the Company, each as amended and in effect from time to time. Whenever Common Stock is to be issued pursuant to an Award, if the Committee so directs at or after the time of grant, the Company shall be under no obligation, notwithstanding any other provision of the Plan or the relevant Award Agreement to the contrary, to issue such shares until such time, if ever, as the recipient of the Award (and any person who exercises any Option or any Stock Appreciation Right settled in Shares, in whole or in part), shall have become a party to and bound by any agreement that the Committee shall reasonably require in its sole discretion.

10.4       Investment Representations. The Company shall be under no obligation to issue any Shares covered by an Award unless the Shares to be issued pursuant to Awards granted under the Plan have been effectively registered under the Securities Act or the Participant to whom the Award is granted shall have made such written representations to the Company (upon which the Company believes it may reasonably rely) as the Company may deem necessary or appropriate for purposes of confirming that the issuance of such shares will be exempt from the registration requirements of that Act and any applicable state securities laws and otherwise in compliance with all applicable laws, rules and regulations, including but not limited to a representation that the Participant is acquiring shares for his or her own account for the purpose of investment and not with a view to, or for sale in connection with, the distribution of any such shares.

10.5        Lock-Up. Without the prior written consent of the Company or the managing underwriter in any public offering of Shares, no Participant shall sell, make any short sale of, loan, grant any option for the purchase of, pledge or otherwise encumber, or otherwise dispose of, any Shares during the one hundred eighty (180) day period commencing on the effective date of the registration statement relating to any underwritten public offering of securities of the Company (or such shorter period as designated by the Company or the managing underwriter). The foregoing restrictions are intended and shall be construed so as to preclude any Participant from engaging in any hedging or other transaction that is designed to or reasonably could be expected to lead to, or result in, a sale or disposition of any Shares during such period even if such Shares are or would be disposed of by someone other than such Participant. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including without limitation any put or call option) with respect to any Shares or with respect to any security that includes, relates to, or derives any significant part of its value from any Shares. Without limiting the generality of the foregoing provisions of this Section 10.5, if, in connection with any underwritten public offering of securities of the Company, the managing underwriter of such offering requires that the Company’s directors and officers enter into a lock-up agreement containing provisions that are more restrictive than the provisions set forth in the preceding sentence, then (a) each Participant (regardless of whether or not such Participant has complied or complies with the provisions of clause (b) below) shall be bound by, and shall be deemed to have agreed to, the same lock-up terms as those to which the Company’s directors and officers are required to adhere; and (b) at the request of the Company or such managing underwriter, each Participant shall execute and deliver a lock-up agreement in form and substance equivalent to that which is required to be executed by the Company’s directors and officers.

10.6       Tax Withholding. Whenever the grant, exercise, vesting or payment of an Award results in the obligation of the Company to withhold taxes, the Company shall have the right to require the recipient to remit to the Company an amount sufficient to satisfy federal, state, local or other withholding tax requirements if, when, and to the extent required by law (whether so required to secure for the Company an otherwise available tax deduction or otherwise) prior to the delivery of any certificate or certificates (or the making of a book entry) for such Shares. The obligations of the Company under the Plan shall be conditional on satisfaction of all such withholding obligations and the Company shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the recipient of a Participant. However, in such cases Participants may elect, subject to the approval of the Committee, acting in its sole discretion, to satisfy an applicable withholding requirement, in whole or in part, by having the Company withhold Shares not subject to a risk of forfeiture and/or restrictions on transfer to satisfy their tax obligations. Participants may only elect to have Shares withheld having a Market Value on the date the tax is to be determined equal to the minimum statutory total tax which could be imposed on the transaction. All elections shall be irrevocable, made in writing, signed by the Participant, and shall be subject to any restrictions or limitations that the Committee deems appropriate.

10.7       Awards Not Includable for Benefits Purposes. Income recognized by a Participant pursuant to an Award shall not be included in the determination of benefits under any employee pension benefit plan (as such term is defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended) or group insurance or other benefit plans applicable to the Participant that are maintained by the Company or any Affiliate, except as may be provided under the terms of such plans or determined by resolution of the Board.

11.          Reservation of Common Stock

The Company shall at all times during the term of the Plan and any outstanding Awards granted hereunder reserve or otherwise keep available such number of Shares as will be sufficient to satisfy the requirements of the Plan (if then in effect) and such Awards and shall pay all fees and expenses necessarily incurred by the Company in connection therewith.

12.          Employment and Service

12.1       Nothing contained in the Plan or in any Award Agreement shall confer upon any recipient of an Award any right with respect to the continuation of his or her employment, consulting, Board member relationship or other association with the Company (or any Affiliate), or interfere in any way with the right of the Company (or any Affiliate), subject to the terms of any separate employment, consulting or Board member agreement or provision of law or corporate articles or by-laws to the contrary, at any time to terminate such employment, consulting or Board member agreement or to increase or decrease, or otherwise adjust, the other terms and conditions of the recipient’s employment, consulting, Board member relationship or other association with the Company and its Affiliates.

12.2                      Unless determined otherwise by the Committee, for purposes of the Plan and all Awards, the following rules shall apply:

(a)           a Participant who transfers employment between the Company and its Affiliates, or between Affiliates, will not be considered to have terminated employment;

(b)           a Participant who ceases to be a non-employee member of the Board or a consultant because he or she becomes an employee of the Company or an Affiliate shall not be considered to have ceased service with respect to any Award until such Participant’s termination of employment with the Company and its Affiliates;

(c)            a Participant who ceases to be employed by the Company or an Affiliate and immediately thereafter becomes a non-employee member of the Board, a non-employee director of an Affiliate or a consultant to the Company or any Affiliate shall not be considered to have terminated employment until such Participant’s service as a director of, or consultant to, the Company and its Affiliates has ceased, except with respect to Incentive Options; and

(d) a Participant employed by an Affiliate will be considered to have terminated employment when such entity ceases to be an Affiliate.

Military or sick leave or other bona fide leave shall not be deemed a termination of employment or other association, provided that it does not exceed the longer of ninety (90) days or the period during which the absent Participant’s reemployment rights, if any, are guaranteed by statute or by contract. To the extent consistent with applicable law, the Committee may provide that Awards continue to vest for some or all of the period of any such leave, or that their vesting shall be tolled during any such leave and only recommence upon the Participant’s return from leave, if ever.

12.3                      Notwithstanding the foregoing, with respect to an Award that is considered deferred compensation subject to Code Section 409A, if a Participant’s termination of employment or service triggers the payment of compensation under such Award, then the Participant will be deemed to have terminated employment or service upon the Participant’s “separation from service” within the meaning of Code Section 409A.

12.4                      Notwithstanding any other provision in this Plan or an Award to the contrary, if any Participant is a “specified employee” within the meaning of Code Section 409A as of the date of his or her “separation from service” within the meaning of Code Section 409A, then, to the extent required by Code Section 409A, any payment made to the Participant on account of such separation from service shall not be made before a date that is six months after the date of the separation from service. The aggregate amount of any payments that would otherwise have been made to the Participant during the six months after the date of the separation from service shall be paid to the Participant in a lump sum on the date that is six months after the date of the separation from service, and any remaining payments will be paid on their original schedule.

13.                              Unfunded Status of Plan

The Plan is intended to constitute an “unfunded” plan for incentive compensation, and the Plan is not intended to constitute a plan subject to the provisions of the Employee Retirement Income Security Act of 1974, as amended. With respect to any payments not yet made to a Participant by the Company, nothing contained herein shall give any such Participant any rights that are greater than those of a general creditor of the Company. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or payments with respect to Awards, provided, however, that the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

14.                             Nonexclusivity of the Plan

Neither the adoption of the Plan by the Board nor the submission of the Plan to the stockholders of the Company shall be construed as creating any limitations on the power of the Board to adopt such other incentive arrangements as it may deem desirable, including without limitation, the granting of Nonqualified Options other than under the Plan, and such arrangements may be either applicable generally or only in specific cases.

15.                             No Guarantee of Tax Consequences

Neither the Company nor any Affiliate, nor any director, officer, agent, representative or employee of either, guarantees to any Participant or any other person any particular tax consequences as a result of the grant of, exercise of rights under, or payment in respect of an Award, including but not limited to that an Option granted as an Incentive Option has or will qualify as an “incentive stock option” within the meaning of Section 422 of the Code or that the provisions and penalties of Section 409A of the Code, pertaining to non-qualified plans of deferred compensation, will or will not apply.

16.                             Termination and Amendment of the Plan and Outstanding Awards; Recoupment; Awards to Non-U.S. Participants

Subject to the limitations contained in Section 16.2 below, including specifically the requirement of stockholder approval if applicable, the Board may at any time terminate the Plan or make such modifications of the Plan as it shall deem advisable.

16.1                      Termination or Amendment of Outstanding Awards; Assumptions. Subject to the limitations contained in Section 16.2 below and elsewhere in the Plan, including specifically the requirement of stockholder approval if applicable, the Committee may at any time:

(a)          amend the terms of any Award theretofore granted, prospectively or retroactively, provided that the Award as amended is consistent with the terms of the Plan;

(b)           accept the cancellation of outstanding Awards or of outstanding stock options or other equity-based compensation awards granted by another issuer in return for the grant of new Awards for the same or a different number of Shares and on the same or different terms and conditions (including but not limited to the exercise price of any Option); and

(c)           (i) offer to buy out for a payment in cash or cash equivalents an Award previously granted or (ii) authorize the recipient of an Award to elect to cash out an Award previously granted, in either case at such time and based upon such terms and conditions as the Committee shall establish.

16.2       Limitations on Amendments, Etc. Without the approval of the Company’s stockholders, no amendment or modification of the Plan by the Board may (i) increase the Share limits set forth in Section 4 or Section 6.1, (ii) change the description of the persons eligible for Awards, or (iii) effect any other change for which stockholder approval is required by law or the rules of any relevant stock exchange. Furthermore, stockholder approval is required for any amendment to the provisions of Section 6.3.

No amendment or modification of the Plan by the Board, or of an outstanding Award by the Committee, shall impair the rights of the recipient of any Award outstanding on the date of such amendment or modification or such Award, as the case may be, without the Participant’s consent; provided, however, that no such consent shall be required if (i) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration either is required or advisable in order for the Company, the Plan or the Award to satisfy any law or regulation, including without limitation the provisions of Section 409A of the Code, or to meet the requirements of or avoid adverse financial accounting consequences under any accounting standard, or (ii) the Board or Committee, as the case may be, determines in its sole discretion and prior to the date of any Change of Control that such amendment or alteration is not reasonably likely to significantly diminish the benefits provided under the Award, or that any such diminution has been adequately compensated.

16.3        Recoupment. Any Awards granted pursuant to this Plan on or after the Amendment Approval Date, and any Common Stock issued or cash paid pursuant to such an Award, shall be subject to any recoupment or clawback policy that may be adopted by the Company from time to time and to any requirement of applicable law, regulation or listing standard that requires the Company to recoup or clawback compensation paid pursuant to such an Award.

16.4       Awards to Participants Outside the United States. The Committee may modify the terms of any Award under the Plan granted to a Participant who is, at the time of grant or during the term of the Award, resident or primarily employed outside of the United States in any manner deemed by the Committee to be necessary or appropriate in order that the Award shall conform to laws, regulations, and customs of the country in which the Participant is then resident or primarily employed, or so that the value and other benefits of the Award to the Participant, as affected by foreign tax laws and other restrictions applicable as a result of the Participant’s residence or employment abroad, shall be comparable to the value of such an Award to a Participant who is resident or primarily employed in the United States. The Committee may establish supplements to, or amendments, restatements, or alternative versions of the Plan for the purpose of granting and administrating any such modified Award. No such modification, supplement, amendment, restatement or alternative version may increase the share limits of Section 4 or Section 6.1.

17.          Interpretation of the Plan

In the event of any conflict between the provisions of this Plan and the provisions of any applicable Award Agreement, the provisions of this Plan shall control. Without limiting the generality of the foregoing provisions of this Section 17, insofar as possible the provisions of the Plan and such Award Agreement shall be construed so as to give full force and effect to all such provisions. In the event of any conflict between the provisions of this Plan and the provisions of any other agreement between the Company and the Participant, the provisions of such agreement shall control except as required to fulfill the intention that this Plan constitute an incentive stock option plan within the meaning of Section 422 of the Code, but insofar as possible the provisions of the Plan and any such agreement shall be construed so as to give full force and effect to all such provisions. Notwithstanding any provision of this Plan or any document pertaining to Awards granted hereunder to the contrary, this Plan shall be construed, interpreted and administered to meet the applicable requirements of Code Section 409A to avoid a plan failure described in Code Section 409A(a)(l).

18.                             Notices and Other Communications

Any notice, demand, request or other communication hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopied with a confirmation copy by regular, certified or overnight mail, addressed or telecopied, as the case may be, (i) if to the recipient of an Award, at his or her residence address last filed with the Company and (ii) if to the Company, at its principal place of business, addressed to the attention of its Chief Executive Officer, or to such other address or telecopier number, as the case may be, as the addressee may have designated by notice to the addressor. All such notices, requests, demands and other communications shall be deemed to have been received: (i) in the case of personal delivery, on the date of such delivery; (ii) in the case of mailing, when received by the addressee; and (iii) in the case of facsimile transmission, when confirmed by facsimile machine report.

19.                              Governing Law

The Plan and all Award Agreements and actions taken thereunder shall be governed, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to the conflict of laws principles thereof.